Calculation of Filing Fee Tables
S-8
Nauticus Robotics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	Other	864,335	$ 0.725	$ 626,642.88	0.0001381	$ 86.54
Total Offering Amounts:						$ 626,642.88		$ 86.54
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 86.54
Offering Note
[1]	1. Fee calculated in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"). 2. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement on Form S-8 (this "Registration Statement") shall be deemed to cover any additional shares of the common stock of Nauticus Robotics, Inc. (the "Registrant") that become issuable under the Nauticus Robotics, Inc. 2022 Omnibus Incentive Plan, as amended (the "Plan") by reason of any future share splits, share dividends, recapitalizations or any other similar transactions effected without the receipt of consideration by the Registrant, which results in an increase in the number of outstanding shares of common stock of the Registrant. 3. This Registration Statement covers 864,335 shares of common stock authorized and reserved for issuance under the Plan. 4. Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act. Such computation is based on the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq Capital Market on March 3, 2026 a date within five business days of the date of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A